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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 -----------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934






        Date of Report (Date of Earliest Event Reported): March 1, 2001




                                 EchoCath, Inc.
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)




            New Jersey                                  22-3273101
--------------------------------------          --------------------------
   (State or Other Jurisdiction                      (I.R.S. Employer
 of Incorporation or Organization)                Identification Number)




                                  P.O. Box 7224
                           Princeton, New Jersey 08543
                                 (609) 987-8400
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          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
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Item 4. Changes in Registrant's Certifying Accountant

On March 1, 2001, the Company notified its independent accountants, KPMG LLP ("KPMG") that the auditing services of KPMG would no longer be required. KPMG's dismissal was approved by the Company's Board of Directors.

In connection with the audits of the two fiscal years ended August 31, 2000 and the subsequent interim period through March 1, 2001, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their opinion.

KPMG LLP's auditors' report on the financial statements of EchoCath, Inc. as of and for the two fiscal years ended August 31, 2000, contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has negative working capital and has a net capital deficiency, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from an outcome of this uncertainty." A letter from KPMG LLP is attached as Exhibit 16.

On March 7, 2001 the Company engaged Goldstein Golub Kessler LLP as the Company's principal independent accountant to audit the financial statements of the Company for the year ending August 31, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

16. Letter from KPMG LLP regarding change in certifying accountant.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ECHOCATH INC.

                                   By: /s/ Frank DeBernardis
                                       --------------------------------------
                                       President and Chief Executive Officer